                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            NATIONAL TECHTEAM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             NATIONAL TECHTEAM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2001


To Our Stockholders:

     The Annual Meeting of Stockholders of National TechTeam, Inc., a Delaware corporation (the "Company" or "TechTeam") will be held on Wednesday, May 9, 2001, at 10:00 a.m. E.D.T. at the Holiday Inn, 26555 Telegraph Road (at 11 Mile
Road), Southfield, Michigan.

     The items of business to be considered and acted upon are:

         1. Election of the Company's Board of Directors;

         2. Ratification of the Appointment of Ernst & Young, L.L.P. as auditors for the year 2001; and

         3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     In addition to those matters, we will report on TechTeam's business results and other matters of interest to stockholders.

     You must have been a stockholder of record at the close of business on March 21, 2001, the record date, to be entitled to vote at the meeting and at any adjournment thereof. We will have a list of all stockholders of record March 21, 2001, available for inspection by any stockholder during normal business hours at the Company's executive offices for a period of ten days prior to the date of the Annual Meeting, and open for inspection by stockholders at the Annual Meeting.


                                            By Order of the Board of Directors,


                                            /s/ Michael A. Sosin
March 28, 2001                              Michael A. Sosin
                                            Secretary
                                            and General Counsel




     THE BOARD OF DIRECTORS OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ASSURE A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY SO NOTIFYING THE SECRETARY AT THE ANNUAL MEETING AND VOTE YOUR STOCK PERSONALLY. PROXIES CAN ALSO BE REVOKED BY SUBMITTING TO THE COMPANY A PROXY WITH A LATER DATE AND BY DELIVERY TO THE SECRETARY OF THE COMPANY OF WRITTEN INSTRUCTIONS WHICH BY THEIR TERMS REVOKE THE PROXY.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY EXECUTED BY A CORPORATION SHOULD BE SIGNED IN ITS CORPORATE NAME BY AN AUTHORIZED OFFICER.

                                 PROXY STATEMENT

     The Board of Directors of National TechTeam, Inc. is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2001, at 10:00 a.m.

                          QUORUM AND VOTING INFORMATION

     A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

     Each share of TechTeam Common Stock is entitled to one vote. Stockholders can vote on matters presented at the Annual Meeting in two ways:

         --       By Proxy - You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors and FOR the ratification of Ernst & Young, L.L.P. as the Company's independent auditors for fiscal year 2001.

         --       In Person - You may come to the Annual Meeting and cast your vote there.

     You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to TechTeam's Secretary, Michael A. Sosin, and by providing a later dated proxy or by voting in person at the meeting.

     If you are one of our employees who is a stockholder and you participate in the TechTeam 401(k) Profit-Sharing Plan and Trust ("Plan"), you will receive one proxy with respect to all of your shares registered in the same name. You have the right to direct the trustee of that Plan how to vote the shares allocated to your account. If you do not return a proxy with respect to your Plan shares, your shares will be voted by the trustee in the same proportion as shares held by the Plan trustee for which voting instructions have been received.

     Eight directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the eight nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Any other action requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and non-votes will have no effect on the result of the vote on the election of directors.

     The Board of Directors does not know of any other matters which will be presented at the Annual Meeting other than the election of directors and the ratification of Ernst & Young, L.L.P. as the Company's auditors for the year 2001. Under our Bylaws, generally no business besides the items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

     We are mailing this solicitation, but solicitations may also be made in person by TechTeam officers and employees, none of whom will be specially compensated. We will bear the entire cost of soliciting the proxies. We will also reimburse banks, brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses in forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

         AS OF MARCH 21, 2001, THERE WERE 10,687,880 OF COMMON STOCK
OUTSTANDING.

     THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 9, 2001. THE DATE OF THIS PROXY STATEMENT IS MARCH 28, 2001.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     TechTeam's directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered board terms. Eight directors will be elected at this year's Annual Meeting. Each director will serve until the Annual Meeting of stockholders in 2002, and until he or she is succeeded by another qualified director who has been elected. All the nominees are currently directors.

     Proxies may not be voted for a greater number of persons than the number of nominees (eight) named in this Proxy Statement. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The following is a description of the background of the persons who are being nominated for election as directors of the Company. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

     KIM A. COOPER, 42, became a director in March 1996. Mr. Cooper is currently Chief Operating Officer of Sorenson Media, Inc. Between 1994 and 1996, he was employed by Novell, Inc. as its Vice President, Worldwide Marketing and Business Development. In January 1996 he founded and became the Chairman and Chief Executive Officer of Digital Harbor International, Inc., a Java software company developing Internet applications. Mr. Cooper sold his interest in Digital Harbor in September 1999. Mr. Cooper is on the Board of Directors of Sento, Inc. (traded under the symbol "SNTO"). Mr. Cooper is a member of the Board's Audit Committee.

     PETER T. KROSS, 59, became a director in April 1999. For over the past six years, Mr. Kross has been a Senior Vice-President of First Union Securities, Inc., (formerly known as Everen Securities, Inc.), a New York Stock exchange member broker dealer firm. Between 1997 and 1998, Mr. Kross served as a director of Dravo Corporation, a NYSE listed company. Mr. Kross is a member of the Board's Compensation Committee and Nominating Committee.

     KENNETH G. MEADE, 59, became a director in March 2001. Since 1982, Mr. Meade has been the President, Chief Executive Officer, and Chairman of The Meade Group, Inc., a holding company of three automobile dealerships.

     WALLACE D. RILEY, 73, has served as a director of the Company from 1987 to 1988 and from 1993 to the present. He is currently the Chairman of the Board. Mr. Riley has been a practicing attorney at law for 49 years, and he is President and Senior Partner of the firm of Riley, Roumell & Connolly, P.C. He is the past President of the State Bar of Michigan as well as past President of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1979-1980 and 1982-1985. Mr. Riley is a member of the Board's Compensation Committee. Mr. Riley sits on the Board of Directors of Bank West Financial Corporation (traded under the symbol "BWFC").

     GREGORY SMITH, 56, became a director in March 2001. For over the past seven years, Mr. Smith has been the CEO, President and Chairman of the Board of New Center Stamping, Inc, an automotive supplier. Between 1976 and 1988, he was the Chairman and CEO of Wolverine Technologies, Inc. a building product company traded on the NYSE. He currently sits on the Board of Directors of the Michigan State Chamber of Commerce.

     RICHARD G. SOMERLOTT, 59, has been a director and stockholder of the Company, including its predecessor, CTD, since its inception. For the past five years, Dr. Somerlott has been a dentist and managing partner of Endodontics Associates Professional Corporation. Dr. Somerlott is a member of the Board's Audit Committee, Compensation Committee and Nominating Committee.

     M. ANTHONY TAM, 50, was appointed a director in December 2000. He is President, Chief Executive Officer, and Chief Financial Officer of the Company. Mr. Tam joined the Company in April 1999, as its Vice President, Chief Financial Officer and Treasurer. In November 2000, he became President and Chief Operating Officer, and Chief Executive Officer effective January 1, 2001. Previously, Mr. Tam served as Controller and Executive Director, Finance and Administration for The Genix Group, a computer operations outsourcing services company with offices throughout the United States and the United Kingdom.

     RONALD T. WONG, 59, was appointed a director in February 2000. Since January 1999, he has been President of RTW, Inc. an information technology consulting company. Since January 1999, Mr. Wong has been a consultant to the Company consulting with the management of the Company on strategy, sales, and operations. Mr. Wong retired from Ford Motor Company in December 1998, where he was Manager of the Infrastructure Support Department since 1994. While at Ford Motor Company, Mr. Wong was instrumental in the implementation of Ford's Internet and intranet strategy and managed the global consolidation of all of Ford's distributive computer infrastructure support activities. Mr. Wong is a member of the Board's Nominating Committee.

WE WILL VOTE THE PROXIES SOLICITED BY US IN FAVOR OF THE ELECTION OF THESE NOMINEES UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

        INFORMATION REGARDING BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has established three standing committees, the Audit Committee, the Nominating Committee, and the Compensation Committee. These committees act in an advisory capacity to the full Board of Directors. All committees report to the full Board of Directors with respect to matters considered at each committee meeting held.

     The Audit Committee is responsible for reviewing the Company's accounting and financial reporting practices and meeting with the Company's management and independent accountants to, among other things, review the results of the annual audit, discuss the financial statements, receive and consider the independent auditor's comments as to the controls, adequacy of staff, management performance and procedures. The Audit Committee members are directors who are not salaried employees of the Company, and are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment. The Audit Committee is comprised of Mr. Cooper, Dr. Somerlott, and Mr. York (Chairman). During 2000, the Audit Committee met two times.

     The Nominating Committee evaluates, nominates and recommends individuals for membership on the Company's Board of Directors. The Nominating Committee was established as a standing committee in February 2001, and accordingly did not meet in 2000. The members of the Committee are Mr. Kross (Chairman), Dr. Somerlott, and Mr. Wong.

     The Compensation Committee reviews the compensation practices followed by the Company, makes all decisions involving the compensation of executive officers of the Company and reviews management's salary recommendations for each other person at or above the level of Vice President. In addition, the Committee reviews stock option grant recommendations pursuant to the Company's 1990 Nonqualified Employee Stock Option Plan. During 2000, the Compensation Committee held 4 meetings. The members of the Committee are Mr. Kross, Mr. Riley (Chairman), and Dr. Somerlott.

     During the year ended December 31, 2000, the Board of Directors held 11 meetings. All directors, except Mr. York, attended at least 75% of the meetings held during the year.


         PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young, L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 2001, subject to the ratification of the stockholders at the Annual Meeting.

     Representatives of Ernst & Young, L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.


                                  COMPENSATION

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for services as members of the Board of Directors or committees thereof. Each non-employee director receives a monthly retainer of $1,000 per month. The Chairman of the Board receives an additional $5,000 per month as compensation for his additional duties. Under the Company's 1996 Non-Employee Directors Stock Plan, each non-employee director also receives 100 shares of the Company's Common Stock for attendance at each meeting of the Board of Directors. The plan also provides for an automatic and non-discretionary grant to each non-employee director on the last business day of each February of a non-statutory option to purchase 10,000 shares of the Company's Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant.

EXECUTIVE MANAGEMENT COMPENSATION

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of the Company's named Executive Officers not otherwise described above.

     DAVID R. BELL, 52, Mr. Bell joined the Company as Vice President of Human Resources in September 1999. From 1992 to 1999, he was Director of Human Resources for Lear Corporation.

     EDWARD J. PENKALA, 53, is currently President of TechTeam Capital Group, L.L.C. Mr. Penkala joined the Company in 1998 from Capricorn Capital Group (now TechTeam Capital Group). Mr. Penkala has held the roles of Vice President of Systems Integration, Vice President of Sales, and Vice President of Business Development at the Company. Previously Mr. Penkala was the Chief Information Officer at National Intergroup where he was responsible for the planning, design, development, and implementation of strategic manufacturing systems.

     JEFFERY J. RUFFINI, 40, is Vice President of Operations. Mr. Ruffini has been with the Company since 1992. From 1997 through 1998, he was Vice President of Corporate Services. Previously, he was a Director of Call Center Services.

     DOUGLAS H. TAYLER, 58, joined the Company as Vice President of Sales and Marketing in July 2000. Previously, Mr. Tayler was the Divisional President of Outsourcing Services for Superior Consultants, Inc. From 1992 through 1996, he was Executive Director for Business Development at the Genix Group.

     The following table discloses compensation received by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE



                                                                                                    LONG TERM         CURRENT
                                                    ANNUAL COMPENSATION                            COMPENSATION    ANNUAL SALARY
       NAME AND                   -----------------------------------------------------------         AWARDS      ---------------
  PRINCIPAL POSITION    YEAR         SALARY       BONUS       401(K) MATCH (1)     OTHER           OPTIONS (2)
  ------------------    ----         ------       -----       ------------         -----           -----------
Harry A. Lewis (3)      2000           300,000       13,600             -0-         -0-
                        1999           296,154          -0-             -0-         -0-
                        1998           185,385          -0-             -0-         -0-

M. Anthony Tam (4)      2000           146,154       13,600             -0-         987      (10)     20,000          200,000
President, Chief        1999            90,021          -0-             -0-         -0-
Executive Officer,
Chief Financial
Officer,

Douglas H. Tayler (5)   2000            83,078       13,200           1,850         725      (10)     25,000          180,000
Vice President of
Sales and Marketing

Edward Penkala (6)      2000           175,000        7,900           5,622       4,011    (7,10)     20,000          175,000
President, TechTeam     1999           175,000          -0-             -0-       3,236      (7)
Capital Group, L.L.C.   1998           175,000          -0-             -0-       2,860      (7)

Jeffery J. Ruffini      2000           149,231       12,200           4,289         312      (10)     20,000          160,000
Vice President of       1999           120,000          -0-           2,632         -0-
Operations              1998           118,615          -0-           3,420      22,135      (9)

David R. Bell (8)       2000           121,538        5,900           2,554       1,426      (10)     10,000          130,000
Vice President of
Human Resources


(1) Amounts disclosed in this column consist of the Company's matching contribution under the Company's 401(k) Retirement Savings Plan.

(2) Includes Stock Options granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's.

(3)  Mr. Lewis resigned as the Company's CEO, effective December 31, 2000.

(4) Mr. Tam joined the Company in April 1999, as the Company's Chief Financial Officer. He became the Company's President in November of 2000, and its CEO on January 1, 2001.

(5)  Mr. Tayler joined the Company in July 2000.

(6)  Mr. Penkala joined the Company in January 1998.

(7) Mr. Penkala received a car allowance as part of his contract with Capricorn Capital Group, Inc. (now TechTeam Capital).

(8) Mr. Bell joined the Company in September 1999, and became an Executive Officer during 2000.

(9)  Includes amounts earned from the exercise of stock options.

(10) Amounts paid for life insurance on the lives of executive management.


                           OPTION GRANTS AND EXERCISES

     The following tables set forth information as to the individuals named in the Summary Compensation Table above, concerning options granted in 2000, the value realized upon the exercise in 2000 of previously granted options, and the value of unexercised options.


                                       OPTION GRANTS IN 2000 (1)
                                       -------------------------
                                                                                POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE
                                                 PERCENT OF TOTAL                    APPRECIATION FOR
                        OPTIONS      EXPIRATION OPTIONS GRANTED IN    EXERCISE          OPTION TERM
       NAME             GRANTED         DATE           YEAR             PRICE           5%         10%
       ----             -------         ----           ----             -----           --         ---
M. Anthony Tam          20,000        4/3/2006             5.9%        5.9375        $40,386     $91,623
Edward J. Penkala       20,000        4/3/2006             5.9%        5.9375        $40,386     $91,623
Douglas H. Tayler       25,000        7/3/2006             7.4%         3.664        $31,152     $70,674
Jeffery J. Ruffini      20,000        4/3/2006             5.9%        5.9375        $40,386     $91,623
David R. Bell           10,000        4/3/2006             2.5%        5.9375        $20,193     $45,811


(1) All stock options were granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's. Option exercise prices are at or above the market price on the date of grant. Options have a five year term and are exercisable in equal increments over five years. The exercise price and Federal tax withholdings may be paid in cash or with shares of TechTeam stock.


                           OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 VALUE TABLE
                           ----------------------------------------------------------
                                                           NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                           SHARES ACQUIRED      VALUE           OPTIONS AT             IN-THE-MONEY OPTIONS AT
          NAME               ON EXERCISE       REALIZED      DECEMBER 31, 2000          DECEMBER 31, 2000 (1)
          ----               -----------       --------      -----------------          ---------------------
M. Anthony Tam                    0               0               45,000                          0
Douglas H. Tayler                 0               0               25,000                          0
Edward J. Penkala                 0               0               35,000                          0
Jeffery J. Ruffini                0               0               30,500                          0
David R. Bell                     0               0               20,000                          0

(1)  None of the in option grants to these executive officers are in the money.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and establishes the compensation plans and specific compensation levels of all Executive Officers.

     The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to: (1) provide competitive compensation that enables the Company to attract and retain key executives; (2) create incentives in the form of bonuses for contributions to improving the Company's gross profit margin, customer quality, and increasing new sales to the Company; and (3) align the Company's executives' interest with its stockholders' desire for superior returns through long-term stock ownership opportunities.

     The Company's executive compensation program provides compensation that the Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance and individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors and an executive's individual circumstances.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, cash incentives and long-term incentives.

         BASE SALARY. The Compensation Committee decides the base pay levels for executives according to the impact the individual has on the Company and on its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and the performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity.

         CASH INCENTIVES. The Committee believes that an executive's desire to achieve continually improving results of operations is enhanced if that performance is rewarded by way of cash bonuses. In 2000, the Board approved an Executive Management Bonus Plan, which applies to executive management (including the named executive officers and others). This plan provides incentive for (1) increasing gross margin of the Company at each of the Company's major customers on a year over year basis, (2) maintaining superior customer satisfaction with the services rendered, and (3) developing business with new customers. The size of the bonus pool is determined on a quarterly basis. It is determined by taking the dollar amount of the growth in gross margin for each of the Company's major customers compared to the prior year experience, and multiplying it by 8% and a customer satisfaction factor. If customer satisfaction is low, there is no bonus. The bonus pool is increased for business with new customers determined by multiplying the projected gross margin for the new business by 6%. The CEO determines the amount of the bonus pool that each participant in the plan receives, if any.

         LONG-TERM INCENTIVES. Long-term incentives are provided by way of stock options. The Committee and Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. Stock options, therefore, are granted at the market value of the Common Stock on the date of grant and typically become exercisable in installments of 20% per year beginning one year after the date of the grant. The value received by the executive from an option is dependent upon increases in the price of the Company's Common Stock over the market price on the date of the grant. Consequently, the value of the compensation is aligned directly with increases in stockholder value. Grants of stock options are made by the Board of Directors based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's goals.

CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of the CEO. In 2000, Harry A. Lewis, was compensated based upon an employment contract signed in January 1999, and he received no pay increase. The Committee believes the compensation of Mr. Tam, the President and Chief Executive Officer, effective January 1, 2001, is appropriate based upon his skill and experience, and upon the competitive salaries for the comparable positions paid by other companies of similar size.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, adopted in 1994, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by an executive officer of the Company in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for Federal tax deductibility might be; however, it intends to do so at such time that the threshold is within range of any executive officer.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 2000:

Wallace D. Riley, Chairman
Peter T. Kross
Richard Somerlott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the past fiscal year, the Compensation Committee was comprised of non-employee directors. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year 2000. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity of whose officers have served either on the Board of Directors or on the Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Mr. Wallace Riley is the President and Senior Partner of the firm of Riley, Roumell & Connolly, P.C., which provides some legal services to Company. During year 2000, the Company paid Riley, Roumell & Connolly, P.C $45,000 for legal services.

Mr. Peter T. Kross is a Senior Vice-President of First Union Securities, Inc. During year 2000, the Company paid First Union $93,000 for brokerage fees in relation to the Company's stock repurchase program.

Mr. Ronald T. Wong is the President of RTW and Associates, Inc. Mr. Wong provides consulting services to the Company regarding the IT industry and specific customers of the Company through this entity. During year 2000, the Company paid RTW $103,000 for consulting fees.

FEES OF THE INDEPENDENT AUDITORS FOR 2000

AUDIT FEES. Ernst & Young, L.L.P. fees for the last annual audit were $252,140. FINANCIAL SYSTEM DESIGN AND IMPLEMENTATION FEES. Ernst & Young, L.L.P. was paid zero fees for such services. OTHER SERVICES. Ernst & Young, L.L.P. fees for 2000 were $47,199, including audit related services of $15,700, and non-audit services of $31,499.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of Kim A. Cooper, Richard G. Somerlott, and Jerome B. York, who are independent directors, as defined by the NASD listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors in June of 2000, and modified effective March 20, 2001.

     Management has the primary responsibility for the financial statements and reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards in the United States and reporting on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Committee is responsible to monitor and oversee these processes. During fiscal 2000, the Audit Committee held two meetings.

     In fulfilling its oversight responsibilities, the Committee has reviewed the audited financial statements in the Annual Report, with management. This review includes a discussion of the quality, not just the acceptability of accounting principles used, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. The Committee also reviewed with independent auditors, their judgments as to the quality, not just the acceptability of accounting principles used. The Audit Committee received the written disclosures from the independent auditors required by Statement on Auditing Standards No. 1 (Independence Discussions with Audit Committee). Moreover, the Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, including the propriety of the independent auditors providing non-audit related services to the Company.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report form 10-K for the year ended December 31, 2000, for filing the Securities with the Securities and Exchange Commission. The Committee and the Board also recommended, subject to stockholder approval, the selection of Ernst & Young, L.L.P. as the Company's independent auditors.

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

Jerome B. York, Audit Committee Chairman
Kim A. Cooper, Audit Committee Member
Richard G. Somerlott, Audit Committee Member


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

     The following table sets forth as of March 21, 2001, the record date, the shares of Common Stock beneficially owned by: (i) any person (including any "group" as that term is used in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended, known by the Company to be the beneficial owner of more than 5% of the Company's voting securities; (ii) each director of the Company;
(iii) each executive officer of the Company; and (iv) all current directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.


                                                                                              PERCENTAGE OF
                                                       NUMBER OF SHARES                        OUTSTANDING
          NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED (1)                  COMMON STOCK (1)
          ------------------------                  ----------------------                  ----------------
          Dimensional Fund Advisors, Inc.                    1,116,900                             10.5
          1299 Ocean Avenue, 11th Floor
          Santa Monica, CA 90401
          Peter T. Kross (2)                                   499,144     (3)                     4.7
          Kenneth G. Meade (2)                                 281,000     (4)                     2.6
          Richard G. Somerlott (2)                             227,719     (5)                     2.1
          Wallace D. Riley (2)                                 135,000     (6)                     1.2
          Kim A. Cooper (2)                                     65,725     (7)                     **
          Ronald T. Wong (2)                                    46,565     (8)                     **
          M. Anthony Tam (2)                                    21,000     (9)                     **
          Jeffery J. Ruffini (2)                                19,810     (10)                    **
          Edward J. Penkala (2)                                 16,338     (11)                    **
          Gregory Smith (2)                                     15,000                             **
          Douglas H. Tayler (2)                                  8,105                             **
          David R. Bell (2)                                      5,063     (12)                    **
          Current Directors and Executive                    1,410,569                             13.2
          Officers as a Group (ten
          persons)

**     Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares owned by a stockholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2) A director and/or executive officer of the Company. Address is TechTeam's executive offices.


(3) Includes 137,100 shares of Common Stock owned by certain members of the family of Peter T. Kross as to which he shares voting and dispositive power, and 20,000 shares subject to options.

(4) Includes 21,000 shares of Common Stock owned by the estate of a member of the family of Mr. Meade to which he shares voting and dispositive power.

(5)    Includes 60,000 shares subject to options.

(6)    Includes 60,000 shares subject to options.

(7)    Includes 60,000 shares subject to options.

(8) Includes 565 shares of Common Stock owned by certain members of the family of Mr. Wong as to which he shares voting and dispositive power. Includes 45,000 shares subject to options.

(9)    Includes 14,000 shares subject to options.

(10)   Includes 16,000 shares subject to options.

(11)   Includes 13,000 shares subject to options.

(12)   Includes 4,000 shares subject to options.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than ten-percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with, except that David R. Bell filed late.

                                PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Common Stock from January 1, 1995 through December 31, 2000 with the Nasdaq Stock Market-US Index (the "Nasdaq US Index") and the Nasdaq Computer & Data Processing Services Stocks (the "Nasdaq Computer Index"). The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq US Index and the Nasdaq Computer Index was $100 on January 1, 1995 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                   [BAR GRAPH]


                                                    TOTAL RETURN INDEX
                                                    ------------------
                             DEC 95          DEC 96           DEC 97           DEC 98          DEC 99          DEC 2000
                         ------------------------------------------------------------------------------------------------
       NASDAQ US              100%            123%             151%             213%            395%             238%
    NASDAQ COMPUTER           100%            123%             152%             271%            594%             275%
   NATIONAL TECHTEAM          100%            355%             160%             115%             85%              39%

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph included herein shall not be incorporated by reference into any such filings.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     If you wish to submit proposals for possible inclusion in TechTeam's 2002 Proxy Statement, we must receive them not later than February 8, 2002. In addition, TechTeam's Bylaws specify procedures for notifying TechTeam of nominations for director and other business to be properly brought before any meeting of stockholders by providing notice not less than 90 days nor more days than 120 days prior to the date of the 2002 Annual Meeting. Proposals should be mailed to National TechTeam, Inc., to the attention of TechTeam's Secretary, Michael A. Sosin, 27335 W. 11 Mile Road, Southfield, Michigan, 48034.

                                  ANNUAL REPORT

     WE WILL FURNISH TO EACH PERSON WHOSE PROXY WE ARE SOLICITING, UPON WRITTEN REQUEST, WITHOUT COST (EXCEPT FOR THE PAYMENT OF A REASONABLE DUPLICATING CHARGE FOR ANY EXHIBITS REQUESTED) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS. PLEASE SEND ANY REQUESTS IN WRITING TO THE COMPANY'S SECRETARY, MICHAEL A. SOSIN, AT THE COMPANY'S OFFICE LOCATED AT:
27335 W. 11 MILE ROAD, SOUTHFIELD, MICHIGAN, 48034.

                                    By order of the Board of Directors



                                    /s/ Michael A. Sosin
                                    Michael A. Sosin
                                    General Counsel
                                    and Secretary
Dated: March 28, 2001

                                    Appendix

                             NATIONAL TECHTEAM, INC.
                             AUDIT COMMITTEE CHARTER
                             AMENDED MARCH 20, 2001


ORGANIZATION

This charter governs the operations of the audit committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for any modifications. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and, at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility of the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and legal compliance and ethics programs as established by management and the Board. The Committee shall maintain free and open communication regarding these issues with the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention within its purview. The Committee shall have full access to all books, records, facilities, and personnel of the Company necessary to conduct the investigation. Committee is authorized to retain outside experts to assist in the investigation or to provide counsel, provided a majority of the Committee approves.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing the Company's financial statements. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk management practices, and ethical behavior.

While the Committee should remain flexible in order to best react to changing conditions and circumstances, the following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.

- EVALUATION OF INDEPENDENT AUDITORS. The Committee, the Board and Management understand that the independent auditor for the Company is ultimately accountable to the board of Directors and the Committee, as representatives of the shareholders. Accordingly, the Board and the Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company, and the matters included in the written disclosures required by the Independence Standards Board. The Audit Committee will be provided written notice of management's intent to utilize the independent auditors for non-audit related services, other than for the annual audit of the Company's employee benefit plans, accounting advisory services, or benefit plan tax preparation services. If the Audit Committee objects to the services being rendered, the independent auditors will not provide the services.

     Annually, the Committee shall review the independent auditors' performance, and advise the Board regarding the selection of the Company's independent auditors, subject to shareholders' approval.

- REVIEW AND EVALUATION OF AUDIT PROCEDURES. Early each fiscal year, the Committee shall discuss with management and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and the amount of compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and/or without management present, to discuss the results of their examinations.

- REVIEW OF INTERIM FINANCIALS. The Committee shall review the interim financial statements with management prior to the filing of the Company's Quarterly Report on Form 1O-.Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

- REVIEW OF 10K. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

 The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

                             NATIONAL TECHTEAM, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2001
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   NATIONAL TECHTEAM, INC. AND WILL BE VOTED.

The undersigned hereby appoints M. Anthony Tam and/or Michael A. Sosin, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of National TechTeam, Inc., a Delaware corporation (the "Company") to be held in the Holiday Inn, 26555 Telegraph Road (at 11 Mile
Road), Southfield, Michigan at 10:00 a.m. E.D.T., May 9, 2001, and any adjournment(s) thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1.  Election of directors of the Company:
    Nominees: Kim A. Cooper, Peter T. Kross, Kenneth G. Meade, Wallace D. Riley, Gregory Smith; Richard G. Somerlott, M. Anthony Tam, and Ronald T. Wong.

          | | FOR all nominees listed above, except vote withheld from the following nominees (if any):

          | | WITHHOLD AUTHORITY to vote for all nominees listed above.

2.  Ratification of independent auditors for fiscal 2001.

          | | RATIFY Ernst & Young, L.P. as the Company's independent auditors.

          | | REJECT Ernst & Young, L.P. as the Company's independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.
                                (Continues and to be signed on the reverse side)

--------------------------------------------------------------------------------

    MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE AND TO RATIFY ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

    This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal(s).

    Copies of the Notice of Meeting dated March 28, 2001 and the Proxy Statement dated March 28, 2001 have been received by the undersigned.



                                              PLEASE DATE AND SIGN HERE


                                      Dated:
                                              ----------------------------------

                                      Name:
                                              ----------------------------------






                         PLEASE DATE, SIGN, AND RETURN THIS PROXY
                               IN THE ENCLOSED ENVELOPE PROMPTLY.

                     | | Please check here if you plan to attend this meeting.